Exhibit 99.2
AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT
     This Amended and Restated Executive Employment Agreement (“Agreement”) is made by and between Bionovo, Inc. (the “Company”) and Mary Tagliaferri (“Executive”), effective as of January 1, 2008 (the “Effective Date”).
RECITALS
     Whereas, Executive is currently employed by the Company as its President, Chief Medical Officer and Chief Regulatory Officer;
     Whereas, Executive’s prior employment agreement with the Company, dated July 1, 2004, expired as of July 1, 2007; and
     Whereas, the Company desires to continue to employ Executive as its President, Chief Medical Officer and Chief Regulatory Officer, and Executive is willing to continue such employment by the Company, on the terms and subject to the conditions set forth in this Agreement.
AGREEMENT
     Now, Therefore, in consideration of the mutual promises and subject to the terms and conditions set forth herein, the parties hereto agree as follows:
SECTION 1. POSITION; DUTIES; LOCATION.
     Executive agrees to be employed by and to serve the Company as its President, Chief Medical Officer and Chief Regulatory Officer, and the Company agrees to employ Executive in such capacities. Executive shall have the powers and shall perform the services and duties that are customarily associated with these positions. Executive agrees to devote substantially all of Executive’s time, energy and ability to the business of the Company. Executive may devote such time that Executive deems appropriate for managing Executive’s own investment portfolio and may with the approval of the Board of Directors of the Company (the “Board”) be a member of the board of directors of a for-profit company, non-profit, civic or charitable organizations so long as such service does not materially interfere or conflict with Executive’s duties hereunder. Executive shall perform the duties assigned to Executive to the best of Executive’s ability and in the best interests of Company. Executive will report to, be responsible to and obey the lawful directives of the Board. Executive shall be based in Emeryville, California, except for required travel on the Company’s business. The term of this agreement is from date of signature until July 1, 2010.
SECTION 2. COMPENSATION AND OTHER BENEFITS.
     In consideration of Executive’s employment, and except as otherwise provided herein, Executive shall receive from the Company the compensation and benefits described in this Section 2. Executive authorizes the Company to deduct and withhold from all compensation paid to Executive any and all sums required to be deducted or withheld by the Company

Exhibit 99.2
pursuant to the provisions of any federal, state, or local law, regulation, ruling, or ordinance, including, but not limited to, income tax withholding and payroll taxes.
     2.1 Base Salary. Subject to the terms and conditions set forth herein, the Company agrees to pay Executive an annual base salary equal to Three Hundred Seventy-Five Thousand Dollars ($375,000), less standard payroll deductions and withholdings, payable on the Company’s regular payroll schedule (as may be adjusted pursuant to this Agreement from time to time, the “Base Salary”). The Company agrees that Executive’s base salary will be reviewed annually by the Board and, if appropriate (as determined by the Board in its sole discretion), will be increased therefrom.
     2.2 Bonus.  Executive shall be eligible to earn a bonus for each calendar year in an amount up to forty percent (40%) of Executive’s Base Salary. Whether Executive receives any such bonus, and the amount of any such bonus, shall be determined by the Board (or a committee thereof) in its sole discretion, based upon its evaluation of Executive’s performance and the performance of the Company during the year, and such other factors and conditions as the Board (or a committee thereof) deems relevant. Any such bonus shall be payable within the first sixty (60) days of the calendar year immediately following the year for which the bonus has been awarded. Bonuses are not deemed earned and payable unless Executive is employed by the Company on the payment date. Accordingly, Executive will not earn any bonus (including a prorated bonus) for the year if Executive’s employment terminates for any reason before any bonus is paid.
     2.3 Equity. Executive shall be eligible for additional equity grants in the future from time to time as shall be determined by the Board (or a committee thereof) in its sole discretion, and subject to such vesting, exercisability, and other provisions as the Board (or a committee thereof) may determine in its sole discretion.
     2.4 Paid Time Off. Executive shall be entitled to accrue four (4) weeks of paid vacation during each calendar year, prorated for partial years. Any accrued vacation not taken during the year may be carried forward to subsequent years; provided that Executive may not accrue more than ten (10) weeks of unused vacation at any time. Executive will be eligible for twenty (20) sick days per calendar year. Sick days will not be carried over to the following year, nor will they be paid out upon termination.
     2.5 Automobile. The Company will pay for Executive’s leased vehicle in an amount not to exceed Seven Hundred Fifty Dollars ($750) per month.
     2.6 Other Benefits. Executive shall be eligible to participate in such of the Company’s benefit plans as may be made available to executives of the Company, including, without limitation, health plans, dental plans, vision plans and retirement plans (if any), subject to the terms and conditions of such plans. With respect to life insurance, the Company shall pay Executive’s premiums for up to $1,000,000 in coverage, with Executive responsible for paying the premiums for any coverage over that amount.
     2.7 Reimbursement for Expenses.  The Company shall reimburse Executive for all reasonable out-of-pocket business expenses incurred by Executive for the purpose of and in

Exhibit 99.2
connection with the performance of her services pursuant to this Agreement. Executive shall be entitled to such reimbursement upon the presentation by Executive to the Company of vouchers or other statements itemizing such expenses in reasonable detail consistent with the Company’s policies.
SECTION 3. TERMINATION; SEVERANCE.
     3.1 Termination. Either the Company or Executive may terminate Executive’s employment at any time, with or without Cause or Good Reason, subject to the terms and conditions set forth herein.
     3.2 Compensation and Benefits upon Termination. Upon the termination of Executive’s employment for any reason, the Company shall pay Executive all of Executive’s accrued and unused vacation and unpaid Base Salary and Bonus earned through Executive’s last day of employment (the “Separation Date”).
     3.3 Termination for Cause. The Company shall be entitled to terminate Executive’s employment for Cause (as defined herein) immediately upon written notice to Executive. In that event, the Company shall pay Executive the compensation set forth in Section 3.2 of this Agreement, and Executive shall not be entitled to any further compensation from the Company, including severance benefits.
     3.4 Termination Without Cause. The Company shall be entitled to terminate Executive’s employment without Cause (as defined herein) immediately upon written notice to Executive. In that event, Executive shall be eligible for the following severance benefits:
          (a) Severance Payments. The Company shall pay Executive severance in an amount equal to (i) One year of Executive’s Base Salary, plus (ii) an amount equal to Executive’s target bonus for the year, prorated for the number of months during the calendar year that Executive was actually employed by the Company. This amount shall be paid in substantially equal installments on the Company’s regular payroll schedule (subject to standard deductions and withholdings) over the twelve (12) month period following the Separation Date; provided, however, that no payments will be made prior to the effective date of the release referenced in Section 3.8 below. On the first payroll date following the effective date of the release, the Company will pay Executive the payments that Executive would have received on or prior to such date in a lump sum under the original schedule but for the delay in the effectiveness of the release, with the balance of the cash severance being paid as originally scheduled. Each such installment will be deemed a separate “payment” for purposes of Section 409A of the Internal Revenue Code.
          (b) COBRA Payments. If Executive timely elects continued coverage under COBRA, then the Company shall pay the COBRA premiums necessary to continue Executive’s health insurance coverage in effect for herself and her eligible dependents on the Separation Date for a period of twelve (12) months following the Separation Date, provided that such COBRA reimbursement shall terminate on such earlier date as Executive is no longer eligible for COBRA coverage.

Exhibit 99.2
          (c) Accelerated Vesting if Termination Follows a Change in Control. If the Company terminates Executive’s employment without Cause on or within twelve (12) months after the effective date of a Change in Control (as defined herein), then Executive shall receive (i) one year of Executive’s Base Salary, plus (ii) an amount equal to Executive’s target bonus for one year. In addition, executive will be entitled to full acceleration of any unvested shares subject to any stock options granted to Executive after the Effective Date.
     3.5 Termination upon Death or Disability. The Agreement shall terminate immediately upon Executive’s death or Disability (as defined herein). In that event, the Company shall pay Executive the compensation set forth in Section 3.2 of this Agreement, and Executive shall not be entitled to any further compensation from the Company, including severance benefits.
     3.6 Resignation Without Good Reason. Executive shall be entitled to resign without Good Reason (as defined herein) at any time upon written notice to the Company thirty (30) days prior to the effective date of such resignation, which date shall be specified in Executive’s notice of resignation. In that event, the Company shall pay Executive the compensation set forth in Section 3.2 of this Agreement, and Executive shall not be entitled to any further compensation from the Company, including severance benefits.
     3.7 Resignation for Good Reason. Executive shall be entitled to resign for Good Reason (as defined herein) at any time. In that event, Executive shall be entitled to the compensation set forth in Section 3.2 of this Agreement, as well as the severance benefits set forth in Sections 3.4(a) and (b) of this Agreement. If Executive’s resignation for Good Reason occurs within twelve (12) months after the effective date of a Change in Control (as defined herein), then Executive shall also receive the accelerated vesting set forth in Section 3.4(c).
     3.8 Release. As a condition to receipt of any severance benefits under this Agreement, Executive shall be required to provide the Company with an effective general release of any and all known and unknown claims against the Company and its officers, directors, Executives, shareholders, parents, subsidiaries, successors, agents, attorneys and affiliates, in a form acceptable to the Company.
     3.9 Section 409A Compliance. Notwithstanding the foregoing, if the Company (or, if applicable, the successor entity thereto) determines that the severance payments and benefits provided above constitute “deferred compensation” under Section 409A of the Internal Revenue Code (together, with any state law of similar effect, “Section 409A”) and if Executive is a “specified employee” of the Company or any successor entity thereto as of such time, as such term is defined in Section 409A(a)(2)(B)(i) (a “Specified Employee”), then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the severance (or any portion thereof) shall be delayed as follows: on the earlier to occur of (i) the date that is six months and one day after the date of separation of service or (ii) the date of Executive’s death (such earlier date, the “Delayed Initial Payment Date”), the Company (or the successor entity thereto, as applicable) shall (A) pay to Executive a lump sum amount equal to the sum of the severance payments that Executive would otherwise have received through the Delayed Initial Payment Date if the commencement of the payment of the

Exhibit 99.2
severance had not been delayed pursuant to this paragraph and (B) commence paying the balance of the severance in accordance with the payment schedule set forth above.  It is intended that each installment of the severance payments and benefits provided for in this Agreement is a separate “payment” for purposes of Section 409A. For the avoidance of doubt, it is intended that the severance satisfies, to the greatest extent possible, the exemptions from the application of Section 409A provided under Treasury Regulation 1.409A-1(b)(4) and 1.409A-1(b)(9).
     3.10 Definitions. For purposes of this Agreement, the following definitions shall apply:
          (a) Disability. The term “disability” shall mean a physical or mental disability that renders Executive unable to perform one or more of the essential functions of her job, as determined by the Board in its sole discretion, for a period of 180 days during any 365-day period.
          (b) Cause. “Cause” shall mean: (i) theft, forgery, fraud, misappropriation, embezzlement, moral turpitude or any other act of material misconduct by Executive against the Company or any of its affiliates; (ii) willful and knowing violation by Executive of any rules or regulations of any governmental or regulatory body, which is or could reasonably be expected to be materially injurious to the Company; (iii) conviction of Executive of, or plea of guilty or nolo contendere by Executive to, a felony or any crime of theft, forgery, fraud, misappropriation, embezzlement or moral turpitude; (iv) failure to devote substantially all of Executive’s full professional time, attention, energies and abilities to Executive’s employment for the Company; provided, however, that Executive must receive reasonable written notification of the Company’s intended actions specifically describing the alleged events, activities or omissions giving rise thereto, and a reasonable opportunity (of not less than fourteen (14) days) to cure such breach (if capable of cure); (v) a material violation by Executive of any fiduciary duty owed by Executive to the Company; or (vi) any breach by Executive of this Agreement or other agreements between Executive and the Company that causes a material adverse consequence on the business, properties, assets, results of operations, or condition (financial or otherwise) of the Company taken as a whole; provided, however, that Executive must receive reasonable written notification of the Company’s intended actions specifically describing the alleged events, activities or omissions giving rise thereto, and thirty (30) days to cure such breach (if capable of cure).
          (c) Good Reason. “Good Reason” shall mean the Company: (i) materially reduces Executive’s responsibilities without Executive’s consent; (ii) materially reduces Executive’s Base Salary or materially and adversely affects the working conditions of Executive; or (iii) materially breaches a material term of this Agreement; provided, however, that Executive must provide the Company with written notification of the alleged events, activities or omissions providing the basis for Executive’s resignation within thirty (30) days following the first knowledge of such events, activities or omissions, allow the Company thirty (30) days to cure such events, activities or omissions (if curable) and resign no later than thirty (30) days after the expiration of the cure period.

Exhibit 99.2
          (d) Change in Control. A “Change in Control” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
               (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, other than a sale, lease or other disposition of all or substantially all of the assets of the Company to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease or other disposition;
               (ii) a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction; or
               (iii) any “Exchange Act Person” becomes the owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. An “Exchange Act Person” means any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), except that “Exchange Act Person” shall not include (1) the Company or any subsidiary of the Company, (2) any employee benefit plan of the Company or any subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (5) any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) that, as of the effective date of this Plan, is the owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
SECTION 4. PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT.
     Executive shall be required to continue compliance with her obligations under the proprietary information and inventions agreement that Executive previously executed with the Company.

Exhibit 99.2
SECTION 5. COMPANY POLICIES.
     Executive shall be required to continue compliance with the Company’s policies and procedures established by the Company from time to time.
SECTION 6. ASSIGNABILITY.
     This Agreement is binding upon and inures to the benefit of the parties and their respective heirs, executors, administrators, personal representatives, successors and assigns. The Company may assign its rights or delegate its duties under this Agreement at any time and from time to time. However, the parties acknowledge that the availability of Executive to perform services and the covenants provided by Executive hereunder are personal to Executive and have been a material consideration for the Company to enter into this Agreement. Accordingly, Executive may not assign any of Executive’s rights or delegate any of Executive’s duties under this Agreement, either voluntarily or by operation of law, without the prior written consent of the Company, which may be given or withheld by the Company in its sole and absolute discretion.
SECTION 7. NOTICES.
     All notices and other communications under this Agreement shall be in writing and shall be given by facsimile, first class mail (certified or registered with return receipt requested), or Federal Express overnight delivery, and shall be deemed to have been duly given three days after mailing or twenty-four (24) hours after transmission of a facsimile or Federal Express overnight delivery (if the receipt of the facsimile or Federal Express overnight delivery is confirmed).
SECTION 8. ARBITRATION.
     To ensure the timely and economical resolution of disputes that may arise in connection with Executive’s employment with the Company, Executive and the Company agree that any and all disputes, claims, or causes of action arising from or relating to the enforcement, breach, performance, negotiation, execution, or interpretation of this Agreement, Executive’s employment, or the termination of Executive’s employment, shall be resolved to the fullest extent permitted by law by final, binding and confidential arbitration, by a single arbitrator, in San Francisco, California, conducted by JAMS under the then applicable JAMS rules. By agreeing to this arbitration procedure, both Executive and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award. The arbitrator shall be authorized to award any or all remedies that Executive or the Company would be entitled to seek in a court of law. The Company shall pay all JAMS’ arbitration fees in excess of the amount of court fees that would be required if the dispute were decided in a court of law. Nothing in this Agreement is intended to prevent either Executive or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.

Exhibit 99.2
SECTION 9. MISCELLANEOUS.
     9.1 Entire Agreement. This Agreement contains the full, complete, and exclusive embodiment of the entire agreement of the parties with regard to the subject matter hereof and supersedes all prior communications, representations, or agreements, oral or written, and all negotiations, conversations or discussions between or among the parties relating to this Agreement. Executive has not entered into this Agreement in reliance on any representations, written or oral, other than those contained herein. Any ambiguity in this document shall not be construed against either party as the drafter.
     9.2 Amendment. This Agreement may not be amended except by an instrument in writing duly executed by the parties hereto.
     9.3 Applicable Law; Choice of Forum. This Agreement has been made and executed under, and will be construed and interpreted in accordance with, the laws of the State of California.
     9.4 Provisions Severable. Every provision of this Agreement is intended to be severable from every other provision of this Agreement. If any provision of this Agreement is held to be invalid, illegal or unenforceable, in whole or in part, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement; and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein except to the extent that such provision may be construed and modified so as to render it valid, lawful, and enforceable in a manner consistent with the intent of the parties to the extent compatible with the applicable law as it shall then appear.
     9.5 Non-Waiver of Rights and Breaches. Any waiver by a party of any breach of any provision of this Agreement will not be deemed to be a waiver of any subsequent breach of that provision, or of any breach of any other provision of this Agreement. No failure or delay in exercising any right, power, or privilege granted to a party under any provision of this Agreement will be deemed a waiver of that or any other right, power or privilege. No single or partial exercise of any right, power or privilege granted to a party under any provision of this Agreement will preclude any other or further exercise of that or any other right, power or privilege.
     9.6 Headings. The headings of the Sections and Paragraphs of this Agreement are inserted for ease of reference only, and will have no effect in the construction or interpretation of this Agreement.
     9.7 Counterparts. This Agreement and any amendment or supplement to this Agreement may be executed in two or more counterparts, each of which will constitute an original but all of which will together constitute a single instrument. Transmission by facsimile of an executed counterpart signature page hereof by a party hereto shall constitute due execution and delivery of this Agreement by such party.
     9.8 Indemnification. In addition to any rights to indemnification to which Executive is entitled under the Company’s Charter and By-Laws, the Company shall indemnify Executive

Exhibit 99.2
at all times during and after Executive’s employment to the maximum extent permitted under applicable state law.
     In Witness Whereof, the parties hereto have caused this Agreement to be duly executed on the dates below, effective as of the Effective Date.

BIONOVO, INC.		MARY TAGLIAFERRI

By:	/s/ Mimi Hancock	/s/ Mary Tagliaferri
Name:	Mimi Hancock	Date:	April 4, 2008
Title:	Director Chair, Compensation and Nominations Committee
Date:	April 1, 2008